SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) April 7, 2009
ProLogis

(Exact Name of Registrant as Specified in its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

1-12846	74-2604728

(Commission File Number)	(I.R.S. Employer Identification No.)

4545 Airport Way, Denver, Colorado	80239

(Address of Principal Executive Offices)	(Zip Code)
(303) 567-5000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
          In connection with the expected issuance of 115,000,000 common shares in a registered public offering and recognizing the need to maintain maximum financial flexibility in light of the current state of the capital markets and considering the impact of the proposed offering, our board of trustees set our 2009 annualized distribution level at $0.70 per common share (including the $0.25 per share already paid in 2009). The payment of distributions is subject to authorization by the board out of funds legally available for the payment of distributions. Based on the expected issuance of common shares described above, the receipt of the expected net offering proceeds and the use of those proceeds, we expect the offering would have a dilutive effect of approximately $0.38 to $0.40 per share and $0.20 to $0.22 per share on our previously announced expected funds from operations per share and earnings per share, respectively, for full-year 2009. While the statements above concerning the remaining distributions for 2009 are ProLogis’ current expectation, the actual distributions payable will be determined by our board of trustees based upon the circumstances at the time of authorization and the actual dividend payable may vary from such expected amounts
          The following provides an update on our year-to-date disposition, contribution and financing activities:
Contribution & Disposition Activities
          During the first quarter of 2009, we completed $131 million of contributions to ProLogis European Properties Fund (PEPFII) that closed in March.
          In addition, we are currently marketing approximately $700 million of operating and development properties for sale, approximately 85% of which are currently under contract or non-binding letters of intent. We have other assets in our operating and development portfolios that are currently under contract for sale or which we plan to contribute to unconsolidated property funds in 2009, subject to certain conditions. We expect to complete sales and contributions of properties in 2009, including the recently completed contribution to PEPFII, of approximately $950 million, including approximately:
•	¥12.5 billion ($138 million as of March 31, 2009) in proceeds from the sale of ProLogis Park Misato II to affiliates of GIC Real Estate scheduled to close in April;

•	$606 million of additional contributions to PEPFII anticipated to close in 2009 as properties meet stabilization criteria (properties representing approximately $538 million are currently greater than 93% leased, which meets the primary criterion for contribution to the fund); and

•	$75 million of contributions to Mexico Industrial Fund anticipated to close in 2009 as properties meet stabilization criteria (properties representing approximately $43 million are currently greater than 93% leased, which meets the primary criterion for contribution to the fund).

          No assurance can be given that any of the transactions under contract, scheduled for contribution, subject to non-binding letters of intent or being currently marketed will actually be completed or as to the terms on which they may be completed.
Capital Markets Activities
          We are currently taking or have taken the following actions with respect to our consolidated indebtedness:
•	New secured financing:
•	We are in the process of negotiating term sheets with various lenders for approximately $344 million in new secured borrowings in the U.S. and have fixed the interest rate on all of such secured financing; and

•	We are targeting new secured debt financings in Japan.
•	Global line of credit:
•	We are in active discussions with our bank group to restructure our global line of credit; and

•	We currently plan to reduce borrowing capacity under the line and are targeting an extension of the line to 2012.
•	Repurchases of Senior Notes:
•	On April 7, 2009, we announced that we had accepted for purchase €42.65 million (approximately $57.6 million) original principal amount of our 4.375% guaranteed notes due April 2011 for approximately €32.0 million (approximately $43.2 million) including accrued interest;

•	During March and April 2009, we repurchased $21.7 million original principal amount of our 2.25% convertible senior notes due 2037 (which have a cash put right in 2012) for approximately $12.0 million including accrued interest and $141.1 million of our 1.875% convertible senior notes due 2037 (which have a cash put right in 2013) for approximately $72.3 million including accrued interest; and

•	We funded the purchase of these notes with borrowings under our global line of credit and cash on hand, resulting in a net reduction in our on-balance sheet debt of $94 million.
          No assurance can be given that any of the prospective transactions described above will actually be completed or as to the terms on which they may be completed.
          A copy of ProLogis’s announcement dated April 7, 2009 regarding the foregoing matters has been filed as an exhibit to this report and is incorporated herein by reference.
          The statements above that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact ProLogis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, general conditions in the geographic areas where we operate and the availability of capital in existing or new property funds — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, (v) maintenance of real estate investment trust status, (vi) availability of financing and capital, (vii) changes in demand for developed properties, and (viii) those additional factors discussed in “Item 1A —Risk Factors” in ProLogis’ Annual Report on Form 10-K for the year ended December 31, 2008. ProLogis undertakes no duty to update any forward-looking statements appearing in this report.
Item 9.01. Financial Statements and Exhibits.
          (c) Exhibits. The following documents have been filed as exhibits to this report and are incorporated herein by reference as described above.

Exhibit No.	Description

99.1	Press Release, dated April 7, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
Dated: April 7, 2009	By:	/s/ Edward S. Nekritz
		Name:	Edward S. Nekritz
		Title:	General Counsel and Secretary